 For Immediate Release

ACCEPTANCE SETS CONFERENCE CALL ON SECOND QUARTER RESULTS

    (Omaha, Nebraska, July 25, 2001). Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that it will hold a conference call for all interested parties to discuss its second quarter results at 10:30 a.m. (Central) Thursday, August 2, 2001. The Company will release its results before the market opens on Thursday, August 2, 2001.

    Interested parties may access the Company’s conference call at 212.748.2789 five minutes before the call to insure timely participation.

    PostView is available from 12:30 p.m. (Central) August 2 to 12:30 p.m. (Central) August 3, 2001. To access PostView, dial 800.633.8284 or 858.812.6440 and enter reservation number 19450369.

    Acceptance Insurance Companies Inc. is an insurance holding company providing agricultural risk management products and services throughout the United States. American Agrisurance, the Company’s wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin	Dwayne Hallman
President and Chief Executive Officer	Chief Financial Officer
Acceptance Insurance Companies Inc.	Acceptance Insurance Companies Inc.
800.999.7475	800.228.7217